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                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]      Filed by the Registrant
[ ]      Filed by a Party other than the Registrant

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material Pursuant to Sec. 240.14a-12



               Lincoln National Convertible Securities Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1. Title of each class of securities to which transaction applies:

         2. Aggregate number of securities to which transaction applies:

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4.       Proposed maximum aggregate value of transaction:

         5.       Total fee paid:

[ ] Fee paid previously with preliminary proxy materials.




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[ ]      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

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         2)       Form, Schedule or Registration Statement No.:

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         3)       Filing Party:

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         4)       Date Filed:

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FOR IMMEDIATE RELEASE
Contact:  Tom Gariepy, Delaware Investments
          (215) 255-1495



                     LINCOLN NATIONAL CONVERTIBLE SECURITIES
                       FUND, INC. ADJOURNS ANNUAL MEETING;
                     GOLDSTEIN AGAIN FAILS TO SUBMIT PROXIES


         PHILADELPHIA, PA, July 5, 2001 --- Lincoln National Convertible Securities Fund, Inc. (NYSE:LNV) today announced that it has adjourned its Annual Meeting of Shareholders until Monday, July 16, 2001 at 1:00 p.m., local time. The reconvened meeting of shareholders will be held at the offices of Stradley, Ronon, Stevens & Young, LLP, One Commerce Square, 2005 Market Street, 26th Floor Board Room, Philadelphia, PA.

         The Fund again adjourned its Annual Meeting to give it additional time to solicit proxies to establish a quorum. The Fund believes that the adjournment is attributable to the actions of professional dissident, Phillip Goldstein, who solicited proxies in opposition to the Fund's Board of Directors. Mr. Goldstein deliberately failed to submit these proxies to the Independent Inspector of Election at the June 22, 2001 Annual Meeting, and again at the reconvened meeting held on July 3.

         David K. Downes, President of the Fund, commented: "Once again Mr. Goldstein has shown his true colors by failing to submit the proxies with which he has been entrusted. Shareholders who voted Mr. Goldstein's green card expecting their vote to be counted have been disenfranchised by this self-proclaimed shareholder rights advocate. We believe Mr. Goldstein's actions demonstrate that he is an advocate for only one thing - his own self-interest. Fund shareholders have every right to be angry and to question Mr. Goldstein's fitness to act as a Director. I urge all Fund shareholders to support the Board of Directors and help bring this proxy contest to a close by mailing promptly the Fund's white proxy card."

         Lincoln National Convertible Securities Fund, Inc. is a closed-end, diversified investment management company managed by Delaware Management Company, a series of Delaware Management Business Trust. Delaware Management Business Trust is a wholly-owned subsidiary of Lincoln National Corporation.

         The Fund's primary objective is to provide a high level of total return through a combination of capital appreciation and current income. Net assets under management were approximately $106 million as of June 29, 2001.

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